Exhibit 1.1

EXECUTION VERSION

MARTIN MARIETTA MATERIALS, INC.

$300,000,000 FLOATING RATE SENIOR NOTES DUE 2019

$500,000,000 3.500% SENIOR NOTES DUE 2027

$600,000,000 4.250% SENIOR NOTES DUE 2047

Underwriting Agreement

December 6, 2017

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

As Representatives of the

several Underwriters listed

in Schedule I hereto

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Ladies and Gentlemen:

Martin Marietta Materials, Inc., a North Carolina corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”), $300,000,000 aggregate principal amount of the Company’s Floating Rate Senior Notes due 2019 (the “2019 Floating Rate Notes”), $500,000,000 aggregate principal amount of the Company’s 3.500% Senior Notes due 2027 (the “2027 Fixed Rate Notes”) and $600,000,000 aggregate principal amount of the Company’s 4.250% Senior Notes due 2047 (the “2047 Fixed Rate Notes” and, together with the 2019 Floating Rate Notes and the 2027 Fixed Rate Notes, the “Securities”), to be issued under an indenture, dated May 22, 2017 (together with a second supplemental indenture by and between the Company and Regions Bank, as trustee (the “Trustee”), dated the Time of Delivery (as defined in Section 2 hereof) establishing the terms of the Securities, the “Indenture”), between the Company and the Trustee.

The 2027 Notes and the 2047 Notes, (collectively, the “SMR Notes”) are being issued and sold in connection with the proposed acquisition (the “Acquisition”) of Panadero Corp., a

Delaware corporation (“Panadero Corp”) and Panadero Aggregates Holdings, LLC, a Delaware limited liability company (“Panadero Aggregates” which, together with Panadero Corp and their respective consolidated subsidiaries, shall be referred to herein as the “Panadero Entities”) by the Company pursuant to a securities purchase agreement, dated as of June 23, 2017 (the “Purchase Agreement”), by and among the Company, the Panadero Entities and the other parties thereto. Subject to the terms of the Indenture, each of the SMR Notes will be redeemed (the “Special Mandatory Redemption”) at a price equal to 101% of the outstanding aggregate principal amount of such SMR Notes, plus accrued and unpaid interest on such SMR Notes to, but excluding, the date of the Special Mandatory Redemption, in the event that (i) the Acquisition is not consummated prior to September 30, 2018, (ii) the Purchase Agreement is terminated at any time prior to September 30, 2018 (other than as a result of consummating the Acquisition) or (iii) the Company publicly announces at any time prior to September 30, 2018 that it will no longer pursue the consummation of the Acquisition.

1. Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-3 (File No. 333-217991) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date of this Agreement; such registration statement, and any post-effective amendment thereto, became effective on filing; no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company; the various parts of such registration statement, including all exhibits thereto (other than the Statement of Eligibility and Qualification on Form T-1) and including any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) under the Securities Act and deemed by Rule 430B under the Securities Act to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the base prospectus filed as part of the Registration Statement, in the form in which it was most recently filed with the Commission prior to or on the date of this Agreement, is hereinafter called the “Base Prospectus”; the final prospectus supplement to such prospectus (including the Base Prospectus) relating to the Securities, in the form filed or to be filed with the Commission pursuant to Rule 424(b) under the Securities Act, is hereinafter called the “Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities, in the form filed or to be filed with the Commission pursuant to Rule 424(b), is hereinafter called a “Preliminary Prospectus”; the Base Prospectus, as amended or supplemented immediately prior to the Applicable Time (as defined in Section 1(e) hereof), including, without limitation, any Preliminary Prospectus relating to the Securities, is hereinafter called the “Pricing Prospectus”; any reference in this Agreement to the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein that were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the Securities Act, as the case may be, and the rules and regulations of the Commission thereunder, on or before the date of this

2

Agreement or the issue date of any such prospectus; any reference to “amend,” “amendment,” “supplement” or similar terms with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include any documents filed under the Exchange Act or the Securities Act, as the case may be, after the date of this Agreement or the issue date of any such prospectus which are deemed to be incorporated by reference therein; and any “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) relating to the Securities that (x) is required to be filed with the Commission by the Company or (y) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Securities or the offering that does not reflect the final terms is hereinafter called an “Issuer Free Writing Prospectus”;

(b) The documents incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus (including, without limitation, the interactive data in eXtensible Business Reporting Language (“XBRL”) included or incorporated by reference therein), when they were filed with the Commission or became effective, as the case may be, conformed in all material respects to the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the Commission thereunder; none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus (including, without limitation, the interactive data in XBRL included or incorporated by reference therein), when such documents are filed with the Commission or become effective, as the case may be, will conform in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made therein in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representatives expressly for use therein;

(c) The Registration Statement, any Preliminary Prospectus and the Pricing Prospectus conform, and the Prospectus and any post-effective amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects, to the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder; and (i) the Registration Statement and any amendment thereto, as of their applicable effective dates relating to the Securities, did not and will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any Preliminary Prospectus, the Pricing Prospectus, the Prospectus and any amendment or supplement thereto, as of their issue dates, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) the Prospectus and the Prospectus as amended or supplemented, if applicable, at the Time of Delivery (as defined in Section 2 hereof), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this

3

representation and warranty shall not apply to any statements or omissions made therein in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representatives expressly for use therein;

(d) The Company has been, and continues to be, a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act), and has not been, and continues not to be, an “ineligible issuer” (as such term is defined in Rule 405 under the Securities Act), in each case as from the earliest time after the filing of the Registration Statement that the Company or another offering participant made a “bona fide” offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities;

(e) As used herein, the “Pricing Disclosure Package” means, collectively, (i) the Pricing Prospectus, (ii) the Pricing Term Sheet prepared and filed pursuant to Section 5(b) hereof and (iii) any other Issuer Free Writing Prospectus that is identified on Schedule II hereto; and the “Applicable Time” means 6:30 p.m. (New York City time) on the date of this Agreement. The Pricing Disclosure Package, as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus identified on Schedule II hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus; provided, however, that this representation and warranty shall not apply to statements or omissions made therein in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representatives expressly for use therein;

(f) The Company has not made, and, without the prior written consent of the Representatives, will not make, any offer relating to the Securities that would constitute an “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) required to be filed by the Company with the Commission or retained by the Company pursuant to Rule 433 under the Securities Act; provided, however, that the prior written consent of the Representatives shall be deemed to have been given with respect to the Issuer Free Writing Prospectuses identified on Schedule II hereto or used prior to the date hereof with the approval of the Representatives; and the Company has complied, and will comply, with the requirements of Rule 433 under the Securities Act applicable to any such Issuer Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record-keeping;

(g) The Company’s capitalization as of September 30, 2017 is as set forth in the “Actual” column of the table under the heading “Capitalization” in the Registration Statement, the Pricing Disclosure Package and the Prospectus. Subject to the assumptions and qualifications described under such heading, the “As Adjusted” column of such table fairly presents in all material respects the Company’s capitalization as of September 30, 2017 as adjusted in the manner described under the heading “Capitalization” in the Registration Statement, the Pricing Disclosure Package and the Prospectus. All of the outstanding shares of capital stock of the Company and shares of capital stock or other ownership interests of those subsidiaries of the Company that are “significant subsidiaries” within the meaning of Rule 405 under the Securities Act (each, a “Significant Subsidiary”) have been, and at the Time of Delivery will be, duly authorized and validly issued and are fully paid and, with respect to shares of capital stock, non-assessable, and were not issued in violation of any preemptive or similar

4

rights. As of the date hereof, all of the outstanding shares of capital stock or other ownership interests of each of the Significant Subsidiaries are, and at the Time of Delivery will be, free and clear of all liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Securities Act and the securities or “Blue Sky” laws of certain jurisdictions) or voting. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no (i) options, warrants or other rights to purchase, (ii) agreements or other obligations to issue or (iii) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of the Company or shares of capital stock or other ownership interests of any of the Significant Subsidiaries outstanding;

(h) Each of the Company and its subsidiaries (i) has been duly incorporated or formed, is validly existing and in good standing (where such concept is recognized in the relevant jurisdiction) under the laws of its respective jurisdiction of incorporation or formation, (ii) has all requisite power and authority to own its properties and conduct its business as now conducted and as described in the Registration Statement, Pricing Disclosure Package and the Prospectus and (iii) is duly qualified to do business in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to satisfy any of the conditions of clause (i) with respect to the Company’s subsidiaries or clause (ii) or (iii) with respect to the Company or its subsidiaries would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, business, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under the Securities (any such event, a “Material Adverse Effect”);

(i) The Company has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Securities. The Securities, when issued, will be in the form contemplated by the Indenture. The Securities have been duly and validly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and when delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (collectively, the “Enforceability Exceptions”);

(j) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture has been duly and validly authorized by the Company and duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and, when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Trustee) will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to the Enforceability Exceptions;

5

(k) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Company. This Agreement has been duly executed and delivered by the Company;

(l) Assuming the accuracy of and subject to compliance by the Underwriters with the representations and warranties set forth in Section 4 hereof, no consent, approval, authorization or order of any court or governmental agency or body, or third party is required for the issuance and sale by the Company of the Securities to the Underwriters or the consummation by the Company of the other transactions contemplated hereby, except for the registration of the Securities under the Securities Act, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, orders and registrations or qualifications (x) as may be required under applicable state securities laws in connection with the purpose and distribution of the Securities by the Underwriters or (y) the failure of which to obtain, or the absence of which, would not, individually or in the aggregate, result in a Material Adverse Effect. None of the Company or its subsidiaries is (i) in violation of its certificate of incorporation or bylaws (or similar organizational document), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets or (iii) in breach of or default under (nor has any event occurred that, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, loan agreement or other agreement or instrument to which any of them is a party or to which any of them or their respective properties or assets is subject (collectively, “Contracts”), except, in the case of clauses (ii) and (iii), for any such breach, default, violation or event that would not, individually or in the aggregate, have a Material Adverse Effect;

(m) The execution, delivery and performance by the Company of this Agreement, the Indenture and the Securities and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Securities to the Underwriters) will not conflict with or constitute or result in a breach of or a default under (or an event that with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contract, except for any such conflict, breach, violation, default or event that would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws (or similar organizational document) of the Company or any of its Significant Subsidiaries or (iii) (assuming compliance with all applicable state securities or “Blue Sky” laws and assuming the accuracy of the representations and warranties of the Underwriters in Section 4 hereof) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of its subsidiaries or any of their respective properties or assets, except for any such conflict, breach, violation, default or event that would not, individually or in the aggregate, have a Material Adverse Effect;

(n) The audited consolidated financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position, results of operations and cash flows of the Company and its subsidiaries at

6

the dates and for the periods to which they relate and have been prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. The summary and selected financial and statistical data in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein. The interactive data in XBRL included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. PricewaterhouseCoopers LLP, who has certified certain financial statements of the Company and its subsidiaries, is an independent public accounting firm within the meaning of the Securities Act and the rules and regulations promulgated thereunder. Ernst & Young LLP, who has certified certain financial statements of the Company and its subsidiaries, was, during the period covered by such financial statements and the related engagement period, an independent public accounting firm within the meaning of the Securities Act and the rules and regulations promulgated thereunder;

(o) Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is not pending or, to the knowledge of the Company, threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of its subsidiaries is a party, or to which the property or assets of the Company or any of its subsidiaries are subject, before or brought by any court, arbitrator or governmental agency or body, the adverse determination of which is reasonably likely to occur, and if so determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect or restrain, enjoin or prevent the consummation of the issuance or sale of the Securities to be sold hereunder or the consummation of the other transactions described in the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(p) Each of the Company and its subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus (“Permits”), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Company and its subsidiaries has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, except where any such failure or event would not, individually or in the aggregate, have a Material Adverse Effect. None of the Company or its subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

7

(q) Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) none of the Company or its subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral) not in the ordinary course of business, which liabilities, obligations, transactions or contracts would, individually or in the aggregate, be material to the general affairs, management, business, financial position, results of operations or prospects of the Company and its subsidiaries, taken as a whole, (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock and (iii) there has not been any change in the capital stock or long-term indebtedness of the Company or its subsidiaries;

(r) Each of the Company and its subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and has paid all taxes shown as due thereon. Other than tax deficiencies that the Company or any subsidiary is contesting in good faith and for which the Company or such subsidiary has provided adequate reserves, there is no tax deficiency that has been asserted against the Company or any of its subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect;

(s) The statistical and market-related data included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company and its subsidiaries believe to be reliable and accurate;

(t) None of the Company, its subsidiaries or any agent acting on their behalf has taken or will take any action that might cause this Agreement or the sale of the Securities to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, at the Time of Delivery;

(u) Each of the Company and its subsidiaries has good and marketable title to all real property and good title to all personal property described in the Registration Statement, the Pricing Disclosure Package and the Prospectus as being owned by it and good and marketable title to a leasehold estate in the real and personal property described in the Registration Statement, the Pricing Disclosure Package and the Prospectus as being leased by it free and clear of all liens, charges, encumbrances or restrictions, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by them in all material respects as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and none of the Company or its subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that, if such assertion of infringement or conflict were sustained, would have a Material Adverse Effect;

8

(v) Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect, (A) each of the Company and its subsidiaries is in compliance with, and has not received any notice alleging liability under, applicable Environmental Laws (as defined below), (B) each of the Company and its subsidiaries has made all filings and provided all notices required under any applicable Environmental Law, and has obtained and is in compliance with, all Permits required under any applicable Environmental Laws and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Company or any of its subsidiaries, threatened against the Company or any of its subsidiaries under any Environmental Law, (D) none of the Company or its subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), or any comparable state law and (E) no property or facility of the Company or any of its subsidiaries is (i) listed or, to the knowledge of the Company or any of its subsidiaries, proposed for listing on the National Priorities List under CERCLA or is (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List or Superfund Enterprise Management System promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority. For purposes of this Agreement, “Environmental Laws” means the common law and all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety (as such relates to hazardous materials) or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and (iii) underground and above ground storage tanks and related piping, and emissions, discharges, releases or threatened releases of hazardous materials therefrom;

(w) There is no strike, labor dispute or work stoppage with the employees of the Company or any of its subsidiaries that is pending or, to the knowledge of the Company or any of its subsidiaries, threatened that would, individually or in the aggregate, have a Material Adverse Effect;

(x) The Company carries insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties;

(y) Except as would not, individually or in the aggregate, have a Material Adverse Effect, none of the Company or its subsidiaries has any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which the Company or any of its subsidiaries makes or ever has made a contribution and in which any employee claiming a benefit through its employment with the Company or any of its subsidiaries is a participant. With respect to such plans, the Company and each subsidiary is in compliance in all material respects with all applicable provisions of ERISA;

9

(z) Each of the Company and its subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls that provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, management to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(aa) The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act;

(bb) The Company is not, nor after receipt of the proceeds of the offering of the Securities and the application thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus will be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder;

(cc) The Securities and the Indenture will, at the Time of Delivery, conform in all material respects to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(dd) Immediately after the consummation of the transactions contemplated by this Agreement, the fair value and present fair saleable value of the assets of each of the Company and its subsidiaries (each on a consolidated basis) will exceed the sum of its stated liabilities and identified contingent liabilities; none of the Company or its subsidiaries (each on a consolidated basis) is, nor will any of the Company or its subsidiaries (each on a consolidated basis) be, after giving effect to the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, (a) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (b) unable to pay its debts (contingent or otherwise) as they mature or (c) otherwise “insolvent” as such term is generally understood for purposes of applicable fraudulent transfer laws;

(ee) None of the Company or its subsidiaries has taken, nor will any of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in any stabilization or manipulation of the price of the Securities;

10

(ff) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (to the extent applicable) any law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or (to the extent applicable) committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The Company and its subsidiaries have instituted, maintained and enforced, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws. The Company will not directly or, to the knowledge of the Company, indirectly use the proceeds of the offering of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any applicable anti-bribery or anti-corruption law.

(gg) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and (to the extent applicable) the money laundering statutes of all jurisdictions in which the Company or its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened; and

(hh) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently subject to any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), or (to the extent applicable) the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or

11

facilitate any activities of or business in any Sanctioned Country or (iii) to the knowledge of the Company, in any other manner that will result in a violation by any person participating in the transaction, whether as an underwriter, initial purchaser, advisor, investor or otherwise of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(ii) The Purchase Agreement has been duly authorized, executed and delivered by the Company and, assuming that the Purchase Agreement has been duly authorized, executed and delivered by the other parties thereto, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale of Securities. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule I hereto at price equal to 99.750% of the principal amount of the Company’s Floating Rate Senior Notes due 2019, 99.100% of the principal amount of the Company’s 3.500% Senior Notes due 2027 and 98.806% of the principal amount of the Company’s 4.250% Senior Notes due 2047, in each case plus accrued interest, if any, from December 20, 2017 to the Time of Delivery (as defined below).

The Securities to be purchased by each Underwriter hereunder will be delivered by or on behalf of the Company to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer of federal (same-day) funds, at the office of Simpson Thacher & Bartlett LLP, at 9:30 a.m. (New York City time) on December 20, 2017, or at such other time and date (not later than the fifth business day thereafter) as the Representatives and the Company may agree upon in writing, such time and date being herein called the “Time of Delivery.” The Securities will be delivered by the Company to the Representatives in the form of global Securities, representing all of the Securities, which will be deposited by the Representatives on behalf of the Underwriters with The Depository Trust Company, or its nominee, for credit to the respective accounts of the Underwriters.

3. Offer and Sale of Securities by the Underwriters. Upon the authorization by the Representatives of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

4. Representations, Warranties and Agreements of the Underwriters. Each Underwriter, severally and not jointly, represents and warrants to, and agrees with, the Company

12

and the Representatives that it has not made, and unless it obtains the prior written consent of the Company and the Representatives, it will not make, any offer relating to the Securities that would constitute an “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed with the Commission; provided, however, that the prior written consent of the Company shall be deemed to have been given with respect to the Issuer Free Writing Prospectuses identified on Schedule II hereto. The Company represents that it has treated or agrees that it will treat any such issuer free writing prospectus or free writing prospectus to which it so consents as an Issuer Free Writing Prospectus, and has complied and will comply with the requirements of Rule 433 applicable thereto, including with respect to timely filing with the Commission, legending and record-keeping.

5. Further Agreements of the Company. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form reasonably approved by the Representatives and to file the Prospectus pursuant to Rule 424(b) under the Securities Act no later than the Commission’s close of business on the second business day following the date of this Agreement or, if applicable, such earlier time as may be required by Rule 424(b); and to make no further amendment or supplement to the Registration Statement, the Pricing Prospectus or the Prospectus after the date of this Agreement and prior to the Time of Delivery which shall be reasonably disapproved by the Representatives promptly after reasonable notice thereof unless in the opinion of counsel for the Company such amendment or supplement is required by law; provided, however, that in the case of any periodic filing to be filed by the Company with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act during such period, the Company shall furnish to the Representatives a draft of any such filing for review by the Representatives prior to filing with the Commission and shall discuss any reasonable comments that the Representatives may have with respect to such draft prior to filing;

(b) To prepare a pricing term sheet (the “Pricing Term Sheet”) reflecting the final terms of the Securities, in the form previously agreed upon by the Company and the Underwriters, and to file such Pricing Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 under the Securities Act prior to the close of business two business days after the date of this Agreement; provided, however, that the Company shall furnish the Representatives with copies of the Pricing Term Sheet prior to such proposed filing and shall not use or file any such document which shall be disapproved by the Representatives; and to file promptly any other Issuer Free Writing Prospectus or other material required to be filed by the Company with the Commission pursuant to Rule 433 under the Securities Act in accordance with Section 1(f) hereof;

(c) To file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Securities (the “prospectus delivery period”); and, during the prospectus delivery period, to advise the Representatives, promptly after it receives notice thereof, of (i) the time when any post-effective amendment to the

13

Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus or any amended Prospectus has been filed with the Commission (provided that no such notification need be given in connection with any such amendment or supplement consisting of a document filed by the Company with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act subsequent to the Time of Delivery unless the Representatives have advised the Company that the Underwriters have not completed the distribution of the Securities), (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of any order suspending or preventing the use of any prospectus relating to the Securities or any Issuer Free Writing Prospectus, or of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, (iii) the suspension of the qualification of the Securities for offering or sale in any jurisdiction, (iv) the initiation or threatening of any proceeding for the purpose of any of the foregoing or (v) any request by the Commission for the amending or supplementing of the Registration Statement or of the Prospectus or for additional information; and, in the event of the issuance of any such stop order or any such order preventing or suspending the use of any Preliminary Prospectus or other prospectus relating to the Securities or any Issuer Free Writing Prospectus or suspending any such qualification, or of any such notice of objection pursuant to Rule 401(g)(2) under the Securities Act, to use promptly its reasonable best efforts to obtain the withdrawal of such order; and, in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the “Registration Statement” shall include any such amendment or new registration statement);

(d) To take such action as the Representatives may reasonably request to qualify the Securities for offer and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution or sale of the Securities; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(e) To furnish each Underwriter with one copy of the Registration Statement and, during the prospectus delivery period referred to in Section 5(c) hereof, to furnish the Underwriters with copies of the Pricing Disclosure Package and the Prospectus in New York City in such quantities as the Representatives may reasonably request (excluding, in each case, any documents incorporated by reference therein to the extent available through the Commission’s EDGAR system);

(f) If, during the prospectus delivery period referred to in Section 5(c) hereof, any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading or, if for any other reason it shall be necessary in the opinion of counsel for the Company during such prospectus delivery period to amend or supplement the Prospectus or to file with the Commission any document incorporated

14

by reference in the Prospectus in order to comply with the Securities Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and prepare and file such document and to furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

(g) To make generally available to its securityholders as soon as practicable, but in any event not later than 18 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earning statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158);

(h) [reserved]

(i) To pay the Commission the required filing fees relating to the Securities within the time period required by Rule 456(b)(1) under the Securities Act;

(j) During the period beginning from the date hereof and continuing to and including the earlier of the Time of Delivery and such earlier time as you may notify the Company, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, except as provided hereunder, any securities of the Company that are substantially similar to the Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing without the prior written consent of the Representatives; and

(k) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

6. Payment of Expenses. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of counsel for the Company and the Company’s independent registered public accounting firm in connection with the registration of the Securities under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus and the Prospectus and amendments and supplements thereto, and any Issuer Free Writing Prospectus, and the mailing and delivering of copies thereof to the Underwriters and dealers and any out-of-pocket costs associated with electronic delivery of any of the foregoing by the Underwriters to investors; (ii) all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 5(d) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment memoranda; (iii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority, Inc., if any, including the reasonable fees and disbursements of counsel for the Underwriters thereto; (iv) any fees charged

15

by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the reasonable fees and disbursements of counsel for the Trustee and any such agent in connection with the Indenture and the Securities; (vii) all other costs and expenses incident to the performance of the Company’s obligations hereunder which are not otherwise specifically provided for in this Section 6; and (viii) all expenses incurred by the Company in connection with any “roadshow” presentation to potential investors, if any. It is understood, however, that, except as provided in this Section 6 and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including any transfer taxes on resale of any of the Securities by them, and any advertising expenses incurred in connection with any offers they may make.

7. Conditions of Underwriters’ Obligation. The obligations of the Underwriters hereunder shall be subject, in the discretion of the Representatives, to (i) the condition that all representations and warranties of the Company herein are as of the Time of Delivery true and correct, (ii) the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed and (iii) the following additional conditions:

(a) Any Preliminary Prospectus and the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for each such filing by the rules and regulations under the Securities Act and in accordance with Section 5(a) hereof; and the Pricing Term Sheet provided for in Section 5(b) hereof and any other Issuer Free Writing Prospectus relating to the Securities shall have been filed with the Commission pursuant to Rule 433 under the Securities Act within the applicable time period prescribed for such filing by Rule 433 and in accordance with Section 5(b) hereof (unless such Issuer Free Writing Prospectus is not required to be filed with the Commission pursuant to Rule 433(d)(5)(i));

(b) No stop order suspending the effectiveness of the Registration Statement or any part thereof or suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued, and no proceeding for that purpose shall have been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received;

(c) Cravath, Swaine & Moore LLP, counsel for the Company, shall have furnished to the Representatives their written opinion and negative assurance letter, dated the Time of Delivery, in form and substance substantially in the form set forth in Schedule III hereto;

(d) Robinson, Bradshaw & Hinson, P.A., North Carolina counsel for the Company, shall have furnished to the Representatives their written opinion, dated the Time of Delivery, in form and substance substantially in the form set forth in Schedule IV hereto;

(e) Simpson Thacher & Bartlett LLP, counsel for the Underwriters, shall have furnished to the Representatives their written opinion and negative assurance letter, dated the Time of Delivery, with respect to the validity of the Indenture and the Securities, the Registration Statement, the Pricing Disclosure Package, the Prospectus, and other related matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters;

16

(f) (i) On the date of this Agreement and at the Time of Delivery, PricewaterhouseCoopers LLP, which has audited the financial statements of the Company and its subsidiaries as of and for the period ended December 31, 2016 included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus shall have furnished to the Representatives a “comfort” letter or letters, dated the date of this Agreement and Time of Delivery, respectively, as to such matters as the Representatives may reasonably request and in form and substance reasonably satisfactory to the Representatives (which comfort letter or letters shall, as applicable, be substantially consistent with drafts provided by PricewaterhouseCoopers LLP to the Representatives prior to or on the date of this Agreement) and (ii) on the date of this Agreement, Ernst & Young LLP, which has audited the financial statements of the Company and its subsidiaries as of and for the periods ended December 31, 2015 and December 31, 2014 included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, shall have furnished to the Representatives a “comfort” letter, dated the date of this Agreement, as to such matters relating to the Company and its subsidiaries as the Representatives may reasonably request and in form and substance reasonably satisfactory to the Representatives (which comfort letter or letters shall, as applicable, be substantially consistent with drafts provided by Ernst & Young LLP to the Representatives prior to or on the date of this Agreement);

(g) Since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there shall not have been a material adverse change in the business, financial condition, prospects or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus (excluding any amendment or supplement thereto), the effect of which is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering, sale or the delivery of the Securities on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus;

(h) On or after the date of this Agreement there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on The New York Stock Exchange or the NASDAQ Global Market; (ii) a suspension or material limitation in trading of any securities issued by the Company; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis affecting the financial markets of the United States, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impractical or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus;

(i) After the execution and delivery of this Agreement and prior to the Time of Delivery (a) no downgrading shall have occurred in the rating assigned to the Company’s debt securities by a “nationally recognized statistical ratings organization” (as defined under Section

17

3(a)(62) of the Exchange Act) and (b) no such ratings organizations shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Company’s debt securities, the effect of which, in any event specified in clause (a) or (b), in the reasonable judgment of the Representatives, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(j) The Company shall have furnished or caused to be furnished to the Representatives at the Time of Delivery a certificate of the Company signed by an officer of the Company reasonably satisfactory to the Representatives as to (i) the accuracy of the representations and warranties of the Company herein as of the Time of Delivery, (ii) the performance by the Company of all of its obligations hereunder to be performed at or prior to the Time of Delivery and (iii) the matters set forth in Sections 7(b) and 7(g) hereof; and

(k) On or prior to the Time of Delivery, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

8. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, the Pricing Disclosure Package, or any “issuer free writing prospectus” (as defined in Rule 433(d) under the Securities Act) relating to the offering of the Securities, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, the Pricing Disclosure Package, or any such issuer free writing prospectus, made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

18

(b) Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in Section 8(a) hereof, but only insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of, or omission or alleged omission to state, a material fact made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred; it being understood and agreed that the only written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement, any amendment or supplement thereto, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any amendment or supplement thereto is the name of such Underwriter set forth on the cover page and the information set forth in the third, fourth, tenth and twenty-fourth paragraphs under the caption “Underwriting,” in each case, in the Preliminary Prospectus, the Pricing Prospectus and the Prospectus.

(c) Promptly after receipt by an indemnified party under Section 8(a) or 8(b) hereof of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such Section 8(a) or 8(b), as the case may be, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 8 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; provided further that the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such Section 8(a) or 8(b), as the case may be. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such Section 8(a) or 8(b), as the case may be, for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that, notwithstanding the preceding sentence of this Section 8(c), the indemnifying party shall not be liable for the reasonable fees

19

and expenses of more than one separate firm (in addition to not more than one separate local counsel in any jurisdiction in which the indemnified party requires representation by separate counsel) for all such indemnified parties. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party. An indemnifying party shall not be liable for any settlement effected by an indemnified party without its prior written consent, but if the settlement is made with such consent, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement.

(d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) hereof in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 8(c) hereof, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Company, on the one hand, or by the Underwriters, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no

20

Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and any other affiliate (within the meaning of Rule 405 under the Securities Act) of any Underwriter; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and any other affiliate (within the meaning of Rule 405 under the Securities Act) of the Company.

9. Defaulting Underwriters. (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Securities on the terms contained herein. If within 36 hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Securities on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that the Representatives have so arranged for the purchase of such Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Securities, the Representatives or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the Representatives’ opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 9 with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in Section 9(a) hereof, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

21

(c) If after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in Section 9(a) hereof, the aggregate principal amount of the Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, as referred to in Section 9(b) hereof, or if the Company shall not exercise the right described in Section 9(b) hereof to require non-defaulting Underwriters to purchase the Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10. Survival. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

11. Termination. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but if for any other reason any Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all reasonable out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 6 and 8 hereof.

12. Nature of Underwriters’ Obligations. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter is, and has been, acting solely as a principal and is not the agent or fiduciary of the Company directly or indirectly, (iii) no Underwriter has assumed, or will assume, an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any similar obligation to the Company with respect to the offering of the Securities contemplated hereby except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. Any review by any of the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of such Underwriters and shall not be on behalf of the Company or any other person.

22

13. Authority of Representatives. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives jointly or by any Representative and may assume that such statement, request, notice or agreement has been duly authorized by such Underwriter.

14. Notices. All statements, requests, notices and agreements hereunder shall be in writing or by telephone if promptly confirmed in writing, and if to the Underwriters, shall be sufficient in all respects if delivered or sent by facsimile transmission or registered mail to the Representatives (i) c/o Deutsche Bank Securities Inc., 60 Wall Street, 2nd Floor, New York, New York 10005, Attention: Debt Capital Markets – Syndicate Desk, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, 36th Floor, New York, New York 10005, Attention: General Counsel, fax: (212) 797-4561, Attention: Corporate Finance Department; (ii) c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attn: Investment Grade Syndicate Desk, 3rd Fl. (Fax: (212) 834-6081) and (iii) c/o Wells Fargo Securities, LLC, 550 Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Attention: Transaction Management, facsimile: 704-410-0326; and if to the Company, shall be sufficient in all respects if delivered or sent by facsimile transmission or registered mail to Martin Marietta Materials, Inc., 2710 Wycliff Road, Raleigh, North Carolina, 27607, Attention: General Counsel.

15. Persons Entitled to Benefit of Agreement. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company, each person who controls the Company or any Underwriter and any other affiliate of any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16. Time of Essence. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day, other than a Saturday or a Sunday, which is not a day or which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

17. Definitive Agreement. This Agreement supersedes all prior agreements and understandings (written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18. Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

19. Waiver of Jury Trial. The Company and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

23

20. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

21. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

[Signature pages follow]

24

If the foregoing is in accordance with the Representatives’ understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by the Representatives, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company.

It is understood that the Representatives’ acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of an Agreement among the Underwriters, copies of which, to the extent practicable and upon request, shall be submitted to the Company for examination, but without any representation or warranty on the Representatives’ part as to the authority of the senders thereof.

Very truly yours,

MARTIN MARIETTA MATERIALS, INC.

By:	/s/ James A. J. Nickolas

Name:	James A. J. Nickolas
Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Underwriting Agreement]

For themselves and on behalf of the several Underwriters listed in Schedule I hereto.

Accepted as of the date first written above at New York,

New York:

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Ritu Ketkar

Name:	Ritu Ketkar
Title:	Managing Director

By:	/s/ John Han

Name:	John Han
Title:	Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Robert Bottamedi

Name:	Robert Bottamedi
Title:	Vice President

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley

Name:	Carolyn Hurley
Title:	Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Floating Rate Senior Notes due 2019	3.500% Senior Notes due 2027	4.250% Senior Notes due 2047
Deutsche Bank Securities Inc.	$60,000,000	$100,000,000	$120,000,000
J.P. Morgan Securities LLC	60,000,000	100,000,000	120,000,000
Wells Fargo Securities, LLC	60,000,000	100,000,000	120,000,000
BB&T Capital Markets, a division of BB&T Securities, LLC	30,000,000	50,000,000	60,000,000
SunTrust Robinson Humphrey, Inc.	30,000,000	50,000,000	60,000,000
PNC Capital Markets LLC	15,000,000	25,000,000	30,000,000
Regions Securities LLC	15,000,000	25,000,000	30,000,000
The Williams Capital Group, L.P.	15,000,000	25,000,000	30,000,000
MUFG Securities Americas Inc.	9,000,000	15,000,000	18,000,000
Comerica Securities, Inc.	6,000,000	10,000,000	12,000,000

Total	$300,000,000	$500,000,000	$600,000,000

I-1

SCHEDULE II

ISSUER FREE WRITING PROSPECTUSES

•	Pricing Term Sheet, dated December 6, 2017, relating to the Securities, substantially in the form of Annex A hereto, which will be filed pursuant to Rule 433 under the Securities Act.

II-1

ANNEX A

Filed Pursuant to Rule 433

Registration No. 333-217991

Issuer Free Writing Prospectus dated December 6, 2017

Relating to Preliminary Prospectus Supplement dated December 6, 2017

MARTIN MARIETTA MATERIALS, INC.

$300,000,000 Floating Rate Senior Notes due 2019

$500,000,000 3.500% Senior Notes due 2027

$600,000,000 4.250% Senior Notes due 2047

PRICING TERM SHEET

DECEMBER 6, 2017

FLOATING RATE NOTES

Issuer:	Martin Marietta Materials, Inc.

Security:	Floating Rate Senior Notes due 2019

Principal Amount:	$300,000,000

Maturity Date:	December 20, 2019

Issue Price:	100.000% of principal amount, plus accrued interest, if any, from and including, December 20, 2017

Interest Rate Basis:	Three-month LIBOR, reset quarterly

Spread to LIBOR:	Plus 50 basis points

Initial Interest Rate and Determination Date:	Three-month LIBOR determined as of the second London Business Day immediately preceding the Settlement Date plus 50 basis points; if three-month LIBOR cannot be determined as of such date, the initial three-month LIBOR will be 1.523%

Interest Payment Dates and Reset Dates:	Quarterly on March 20, June 20, September 20 and December 20, commencing on March 20, 2018

Interest Determination Dates:	Second London Business Day immediately preceding the applicable Interest Payment Date

Gross Proceeds to the Issuer:	$300,000,000

Optional Redemption Provisions:	None

Day Count Convention:	Actual/360, Adjusted

ANNEX A-1

CUSIP / ISIN:	573284 AS5 / US573284AS50

2027 FIXED RATE NOTES

Issuer:	Martin Marietta Materials, Inc.

Security:	3.500% Senior Notes due 2027

Principal Amount:	$500,000,000

Maturity Date:	December 15, 2027

Issue Price:	99.750% of principal amount, plus accrued interest, if any, from and including, December 20, 2017

Benchmark Treasury:	UST 2.250% due November 15, 2027

Benchmark Treasury Price and Yield:	99-09+ and 2.330%

Spread to Benchmark Treasury:	Plus 120 basis points

Yield to Maturity:	3.530%

Coupon (Interest Rate):	3.500%

Interest Payment Dates:	Semi-annually on June 15 and December 15, commencing on June 15, 2018

Gross Proceeds to the Issuer:	$498,750,000

Special Mandatory Redemption Provision:	Mandatorily redeemable at 101% of the principal plus accrued and unpaid interest if (i) the Acquisition is not consummated prior to September 30, 2018, (ii) the Purchase Agreement is terminated at any time prior to September 30, 2018 (other than as a result of consummating the Acquisition) or (iii) the Company publicly announces at any time prior to September 30, 2018 that it will no longer pursue the consummation of the Acquisition.

Optional Redemption Provisions:

Prior to September 15, 2027 (three months prior to the maturity date of the 2027 fixed rate notes) (the “2027 Par Call Date”), make-whole call at any time at a discount rate of U.S. Treasury Rate plus 20 basis points (or 0.200%)

On or after the 2027 Par Call Date, at any time at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest to the date of redemption

Day Count Convention:	30/360

CUSIP / ISIN:	573284 AT3 / US573284AT34

ANNEX A-2

2047 FIXED RATE NOTES

Issuer:	Martin Marietta Materials, Inc.

Security:	4.250% Senior Notes due 2047

Principal Amount:	$600,000,000

Maturity Date:	December 15, 2047

Issue Price:	99.681% of principal amount, plus accrued interest, if any, from and including, December 20, 2017

Benchmark Treasury:	UST 2.750% due August 15, 2047

Benchmark Treasury Price and Yield:	100-20 and 2.719%

Spread to Benchmark Treasury:	Plus 155 basis points

Yield to Maturity:	4.269%

Coupon (Interest Rate):	4.250%

Interest Payment Dates:	Semi-annually on June 15 and December 15, commencing on June 15, 2018

Gross Proceeds to the Issuer:	$598,086,000

Special Mandatory Redemption Provision:	Mandatorily redeemable at 101% of the principal plus accrued and unpaid interest if (i) the Acquisition is not consummated prior to September 30, 2018, (ii) the Purchase Agreement is terminated at any time prior to September 30, 2018 (other than as a result of consummating the Acquisition) or (iii) the Company publicly announces at any time prior to September 30, 2018 that it will no longer pursue the consummation of the Acquisition.

Optional Redemption Provisions:

Prior to June 15, 2047 (six months prior to the maturity date of the 2047 fixed rate notes) (the “2047 Par Call Date”), make-whole call at any time at a discount rate of U.S. Treasury Rate plus 25 basis points (or 0.250%)

On or after the 2047 Par Call Date, at any time at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest to the date of redemption

Day Count Convention:	30/360

CUSIP / ISIN:	573284 AU0 / US573284AU07

ANNEX A-3

FLOATING RATE NOTES, 2027 FIXED RATE NOTES AND 2047 FIXED RATE NOTES

Ratings:*	[Intentionally Omitted]

Trade Date:	December 6, 2017

Settlement Date:

December 20, 2017 (T+10)

We expect that delivery of the notes will be made to investors on or about December 20, 2017, which will be the tenth business day following the date of the prospectus supplement (such settlement cycle being referred to as “T+10”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes any date prior to the second business day before delivery will be required, by virtue of the fact that the notes initially settle in T+10, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on the date of the prospectus supplement or the next seven succeeding business days should consult their advisors.

Legal Format:	SEC Registered

Denominations:	$2,000 x $1,000

Joint Book-Running Managers:	Deutsche Bank Securities Inc. J.P. Morgan Securities LLC Wells Fargo Securities, LLC BB&T Capital Markets, a division of BB&T Securities, LLC SunTrust Robinson Humphrey, Inc.

Co-Managers:	PNC Capital Markets LLC Regions Securities LLC The Williams Capital Group, L.P. MUFG Securities Americas Inc. Comerica Securities, Inc.

*	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

This communication is intended for the sole use of the person to whom it is provided by us.

The Issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in this offering will arrange

ANNEX A-4

to send you a copy of the prospectus if you request it by calling Deutsche Bank Securities Inc. at (800) 503-4611, J.P. Morgan Securities LLC at (212) 834-4533, Wells Fargo Securities, LLC at (800) 645-3751, BB&T Capital Markets, a division of BB&T Securities, LLC, at (844) 499-2713 or SunTrust Robinson Humphrey, Inc. at (800) 685-4786.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or other notice was automatically generated as a result of this communication being sent via Bloomberg or another email system.

ANNEX A-5

SCHEDULE III

FORM OF OPINION AND NEGATIVE ASSURANCE LETTER OF COUNSEL FOR THE COMPANY

December [6], 2017

Martin Marietta Materials, Inc.

$[●] Aggregate Principal Amount of Floating Rate Senior Notes due 2019

$[●] Aggregate Principal Amount of [●]% Senior Notes due 2027

$[●] Aggregate Principal Amount of [●]% Senior Notes due 2047

Ladies and Gentlemen:

We have acted as counsel for Martin Marietta Materials, Inc., a North Carolina corporation (the “Company”), in connection with the purchase by the several Underwriters (the “Underwriters”) listed in Schedule I to the Underwriting Agreement dated December [6], 2017 (the “Underwriting Agreement”), among the Company and Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several Underwriters, with respect to the offering and sale of $[300,000,000] aggregate principal amount of the Company’s Floating Rate Senior Notes due 2019, $[●] aggregate principal amount of its [●]% Senior Notes due 2027 and $[●] aggregate principal amount of its [●]% Senior Notes due 2047 (collectively, the “Notes”) to be issued pursuant to an Indenture dated as of May 22, 2017 (the “Base Indenture”), between the Company and Regions Bank (the “Trustee”), as amended and supplemented by the First Supplemental Indenture dated as of May 22, 2017 (the “First Supplemental Indenture”), between the Company and the Trustee and the Second Supplemental Indenture dated as of December [●], 2017 (the “Second Supplemental Indenture” and, together with the Base Indenture and the First Supplemental Indenture, the “Indenture”), between the Company and the Trustee.

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Registration Statement on Form S-3 (Registration No. 333-217991) filed with the Securities and Exchange Commission (the “Commission”) on May 12, 2017, for registration under the Securities Act of 1933 (the “Securities Act”) of various securities of the Company, to be issued from time to time by the Company, as amended by Amendment No. 1 thereto filed with the Commission on June 5, 2017 (such Registration Statement, as amended by such amendment, being hereinafter referred to as the “Registration Statement”); (b) the related Prospectus dated May 12, 2017 (together with the documents incorporated therein by reference, the “Basic Prospectus”); (c) the Prospectus Supplement dated December [6], 2017, filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act (together with the Basic Prospectus, the “Prospectus”); (d) the documents and other information described in Annex A to this letter (together, the “Specified Disclosure Package”); (e) the Underwriting Agreement; (f) the Indenture and the forms of the Notes; and (g) the agreements specified on Schedule 1 hereto (collectively, the “Specified Agreements”). We have also relied upon advice from the Commission that the Registration Statement initially became effective on May 12, 2017. We have relied, with respect to certain factual matters, on statements

III-1

of officers and other representatives of the Company and the representations and warranties of the Company and the Underwriters contained in the Underwriting Agreement and have assumed compliance by each such party with the terms of the Underwriting Agreement. In particular, we have relied upon the Company’s representation that it has not been notified pursuant to Rule 401(g) of the Securities Act of any objection by the Commission to the use of the form on which the Registration Statement was filed. We have assumed, with your consent and without independent investigation or verification, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as duplicates or copies. In addition, we have relied on a certificate of an officer of the Company as to certain factual matters.

Our identification of information as part of the Specified Disclosure Package has been at your request and with your approval. Such identification is for the limited purpose of making the statements set forth in this opinion regarding the Specified Disclosure Package and is not the expression of a view by us as to whether any such information has been or should have been conveyed to investors generally or to any particular investors at any particular time or in any particular manner.

Based on the foregoing and subject to the qualifications set forth herein, we are of opinion as follows:

1. The Notes conform in all material respects to the description thereof contained in the Prospectus and the Specified Disclosure Package. The statements made in the Prospectus and the Specified Disclosure Package under the caption “Material U.S. Federal Income Tax Considerations”, insofar as they purport to describe the material tax consequences of an investment in the Notes, fairly summarize the matters therein described in all material respects.

2. Assuming the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture have been duly authorized, executed and delivered by the Company, the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); and, assuming the Notes have been duly authorized, executed and delivered by the Company, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, the Notes will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

III-2

3. No authorization, approval or other action by, and no notice to, consent of, order of, or filing with, any United States Federal or New York State governmental authority is required to be made or obtained by the Company for the consummation of the transactions contemplated by the Underwriting Agreement, other than (i) those that have been obtained or made under the Securities Act or the Trust Indenture Act, (ii) those that may be required under the Securities Act in connection with the use of a “free writing prospectus” and (iii) those that may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Notes by the Underwriters.

4. The Registration Statement initially became effective under the Securities Act on May 12, 2017, and, assuming prior payment by the Company of the pay-as-you-go registration fee for the offering of the Notes, upon filing of the Prospectus with the Commission the offering of the Notes as contemplated by the Prospectus became registered under the Securities Act; to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act.

5. The issue and sale by the Company of the Notes, the execution and delivery by the Company of the Underwriting Agreement and the Indenture, the consummation of the other transactions contemplated by the Underwriting Agreement and the Indenture and the performance by the Company of its obligations under the Underwriting Agreement and the Indenture do not result in a breach of or constitute a default under the express terms and conditions of any Specified Agreement and will not violate any law, rule or regulation of the United States of America or the State of New York of the type that in our experience typically would be applicable to transactions of the type contemplated by the Underwriting Agreement. The foregoing opinion relating to the Specified Agreements does not extend to compliance with any financial ratio or any limitation in any contractual restriction expressed as a dollar amount (or an amount expressed in another currency).

6. Based solely on the certificate dated the date hereof from an officer of the Company, attached as Annex B hereto, the Company is not required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

7. The Underwriting Agreement has been duly executed and delivered by the Company.

We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York and the Federal laws of the United States of America. In particular, we do not purport to pass on any matter governed by the laws of the State of North Carolina.

We express no opinion with respect to compliance with, or the application or effect of, Federal or state securities or Blue Sky laws except, with respect to Federal securities laws, to the extent set forth in paragraph (2) with respect to the qualification of the Indenture under the Trust Indenture Act and in paragraphs (3), (4), (5) and (6).

III-3

We express no opinion herein as to any provision of the Indenture or the Notes that (a) relates to the subject matter jurisdiction of any Federal court of the United States of America, or any Federal appellate court, to adjudicate any controversy related to the Indenture or the Notes, (b) contains a waiver of an inconvenient forum or (c) relates to the waiver of rights to jury trial. We also express no opinion as to whether a state court outside the State of New York or a Federal court of the United States would give effect to the choice of New York law provided for in the Indenture or the Notes.

We understand that you are satisfying yourselves as to the status under Section 548 of the Bankruptcy Code and applicable state fraudulent conveyance laws of the obligations of the Company under the Indenture and the Notes, and we express no opinion thereon.

III-4

We are furnishing this opinion to you solely for your benefit. This opinion may not be relied upon by any other person (including by any person that acquires the Notes from you) or for any other purpose. It may not be used, circulated, quoted or otherwise referred to for any other purpose.

Very truly yours,

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

and the several other Underwriters

listed on Schedule I to the Underwriting Agreement,

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

O

120A

III-5

Schedule 1

1.	Indenture dated as of December 1, 1995, between Martin Marietta Materials, Inc. and First Union National Bank of North Carolina, as trustee.

2.	Indenture dated as of April 30, 2007, between Martin Marietta Materials, Inc. and Branch Banking and Trust Company, as trustee (the “2007 Base Indenture”).

3.	Second Supplemental Indenture to the 2007 Base Indenture dated as of April 30, 2007, between Martin Marietta Materials, Inc. and Branch Banking and Trust Company, as trustee.

4.	Third Supplemental Indenture to the 2007 Base Indenture dated as of April 21, 2008, between Martin Marietta Materials, Inc. and Branch Banking and Trust Company, as trustee.

5.	Indenture dated as of July 2, 2014, between Martin Marietta Materials, Inc. and Regions Bank, as trustee.

6.	Credit and Security Agreement dated as of April 19, 2013, among Martin Marietta Materials, Inc., the lenders and other parties party thereto from time to time and SunTrust Bank, as Administrative Agent, as amended through the date hereof.

7.	Credit Agreement dated as of December 5, 2016, among Martin Marietta Materials, Inc., JPMorgan Chase Bank, N.A., as Administrative Agent, Wells Fargo Bank, N.A., Branch Banking and Trust Company, SunTrust Bank and Deutsche Bank Securities Inc., as Co-Syndication Agents, and the lenders and issuing lenders from time to time party thereto, as amended through the date hereof.

8.	Indenture dated as of May 22, 2017, between Martin Marietta Materials, Inc. and Regions Bank, as trustee (the “2017 Base Indenture”).

9.	First Supplemental Indenture to the 2017 Base Indenture dated as of May 22, 2017, between Martin Marietta Materials, Inc. and Regions Bank, as trustee.

III-6

Annex A

Specified Disclosure Package

1.	The Preliminary Prospectus relating to the Notes dated December [●], 2017.

2.	The Pricing Term Sheet dated December [●], 2017, filed pursuant to Rule 433 of the Securities Act.

III-7

Annex B

Martin Marietta Materials, Inc.

INVESTMENT COMPANY ACT CERTIFICATE

The undersigned hereby certifies as follows:

1. I am the duly elected officer, holding the office specified below my signature of Martin Marietta Materials, Inc. (the “Company”), and am authorized to execute and deliver this Investment Company Act Certificate on behalf of the Company.

2. I am executing this Certificate knowing that it will be relied upon by Cravath, Swaine & Moore LLP in connection with its legal opinions to be delivered on the date hereof in connection with the Underwriting Agreement, dated as of December [●], 2017, among the Company and Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several Underwriters named in Schedule I thereto.

3. (a) The Company:

i. is not and does not hold itself out as being engaged primarily, and does not propose to engage primarily, in the business of investing, reinvesting or trading in Securities (as such term is defined in clause (b) of this paragraph 3);

ii. is not and does not propose to engage in the business of issuing Face-Amount Certificates of the Installment Type (as such term is defined in clause (b) of this paragraph 3), and has not been engaged in such business or have any such certificate outstanding; and

iii. is not engaged and does not propose to engage in the business of investing, reinvesting, owning, holding or trading in Securities, and does not own or propose to acquire Investment Securities (as such term is defined in clause (b) of this paragraph 3) having a value exceeding 40% of the value of its total assets, exclusive of Government Securities (as such term is defined in clause (b) of this paragraph 3) and cash items, on an unconsolidated basis.

(b) For purposes of clause (a), the following terms have the following meanings:

“Face-Amount Certificate of the Installment Type” means any certificate, investment contract, or other Security which represents an obligation on the part of its issuer to pay a stated or determinable sum or sums at a fixed or determinable date or dates more than twenty-four months after the date of issuance, in consideration of the payment of periodic installments of a stated or determinable amount.

“Government Security” means any Security issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing.

III-8

“Investment Securities” includes all Securities except (A) Government Securities, (B) Securities issued by employees’ securities companies and (C) Securities issued by majority-owned subsidiaries of the Company which are not themselves investment companies. In considering whether a majority-owned subsidiary is not an investment company for this purpose, it is understood that (i) the exemption under Rule 3(c)(1) of the Investment Company Act of 1940, as amended (the “ICA”), may not be relied upon (such exemption could be available to a company whose outstanding securities (other than short-term paper) are beneficially owned by less than 100 persons and which is not making and does not presently propose to make a public offering of its securities) and (ii) the exemption under Rule 3(c)(7) of the ICA may not be relied upon (such exemption could be available to a company (a) whose outstanding securities are owned exclusively by “qualified purchasers” (i.e., a natural person, trust or company that, in addition to other qualifications, owns at least $5 million in investments) or, subject to certain conditions, whose outstanding securities are beneficially owned by both qualified purchasers and not more than 100 people who are not qualified purchasers and (b) which is not making and does not propose to make a public offering of its securities).

“Securities” means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

[Signature page follows]

III-9

IN WITNESS WHEREOF, the undersigned has signed this Investment Company Act Certificate as of the date first written above.

MARTIN MARIETTA MATERIALS, INC.

By:
	Name:	James A. J. Nickolas
	Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Investment Company Act Certificate]

SCHEDULE III

December [6], 2017

Martin Marietta Materials, Inc.

$[●] Aggregate Principal Amount of Floating Rate Senior Notes due 2019

$[●] Aggregate Principal Amount of [●]% Senior Notes due 2027

$[●] Aggregate Principal Amount of [●]% Senior Notes due 2047

Ladies and Gentlemen:

We have acted as counsel for Martin Marietta Materials, Inc., a North Carolina corporation (the “Company”), in connection with the purchase by the several Underwriters (the “Underwriters”) listed in Schedule I to the Underwriting Agreement dated December [6], 2017 (the “Underwriting Agreement”), among the Company and Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several Underwriters, with respect to the offering and sale of $[300,000,000] aggregate principal amount of the Company’s Floating Rate Senior Notes due 2019, $[●] aggregate principal amount of the Company’s [●]% Senior Notes due 2027 and $[●] aggregate principal amount of the Company’s [●]% Senior Notes due 2047 (collectively, the “Notes”) to be issued pursuant to an Indenture dated as of May 22, 2017 (the “Base Indenture”), between the Company and Regions Bank (the “Trustee”), as amended and supplemented by the First Supplemental Indenture dated as of May 22, 2017 (the “First Supplemental Indenture”), between the Company and the Trustee and the Second Supplemental Indenture dated as of December [●], 2017 (the “Second Supplemental Indenture” and, together with the Base Indenture and the First Supplemental Indenture, the “Indenture”), between the Company and the Trustee.

In that capacity, we participated in conferences with certain officers of, and with the accountants and counsel for, the Company concerning the preparation of the Prospectus Supplement dated December [●], 2017 (together with the related Basic Prospectus (as defined herein), the “Prospectus”), relating to the Notes, filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b)(5) of the General Rules and Regulations under the Securities Act of 1933 (the “Securities Act”). The Prospectus was filed as part of the Registration Statement on Form S-3 (Registration No. 333-217991) filed with the Commission on May 12, 2017, for registration under the Securities Act of various securities of the Company, to be issued from time to time by the Company, as amended by Amendment No. 1 thereto filed with the Commission on June 5, 2017 (such Registration Statement, as amended by such amendment, being hereinafter referred to as the “Registration Statement”), which Registration Statement includes a prospectus dated May 12, 2017 (together with the documents incorporated therein by reference, the “Basic Prospectus”). The documents incorporated by reference in the Registration Statement, the Specified Disclosure Package (as defined herein) and the Prospectus were prepared and filed by the Company without our participation. For the purposes of this letter we have also reviewed the documents and other information described in Annex A to this letter (together, the “Specified Disclosure Package”). Our identification of information as part of the Specified Disclosure Package has been at your request and with your approval. Such identification is for the limited purpose of making the statements set forth in this

III-11

letter and is not the expression of a view by us as to whether any such information has been or should have been conveyed to investors generally or to any particular investors at any particular time or in any particular manner.

Although we have made certain inquiries and investigations in connection with the preparation of the Registration Statement, the Specified Disclosure Package and the Prospectus, the limitations inherent in the role of outside counsel are such that we cannot and do not assume responsibility for the accuracy or completeness of the statements made in the Registration Statement, the Specified Disclosure Package and the Prospectus, except insofar as such statements relate to us and except to the extent set forth in paragraph 1 of our opinion to you dated the date hereof. Subject to the foregoing, we confirm to you, on the basis of information gained in the course of the performance of the services rendered above, that the Registration Statement, at the time it initially became effective, and the Prospectus, as of its date and as of the date hereof, appeared or appears on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations thereunder, except that we do not express any view as to the financial statements and other information of an accounting or financial nature included therein. Furthermore, subject to the foregoing, we hereby advise you that our work in connection with this matter did not disclose any information that gave us reason to believe that: (i) the Registration Statement (insofar as relevant to the offering contemplated by the Prospectus), at the time it initially became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus, as of its date or at the date hereof, included or includes, an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Specified Disclosure Package, considered together as of [●] p.m. on December [●], 2017, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that, in each case, we do not express any view as to the financial statements and other information of an accounting or financial nature included therein and the Statements of Eligibility (Form T-1) included as exhibits to the Registration Statement.

We are furnishing this letter to you solely for your benefit. This letter may not be relied upon by any other person (including by any person that acquires the Notes from you) or for any other purpose. It may not be used, circulated, quoted or otherwise referred to for any other purpose.

Very truly yours,

III-12

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

and the several other Underwriters

listed on Schedule I to the Underwriting Agreement,

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

120A

III-13

Annex A

Specified Disclosure Package

1.	The Preliminary Prospectus relating to the Notes dated December [●], 2017.

2.	The Pricing Term Sheet dated December [●], 2017, filed pursuant to Rule 433 of the Securities Act.

III-14

FORM OF OPINION OF NORTH CAROLINA COUNSEL FOR THE COMPANY

[Local counsel to provide]

December [    ], 2017

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

as Representatives of the several Underwriters

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

and

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10172

and

c/o Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Ladies and Gentlemen:

We have acted as North Carolina counsel to Martin Marietta Materials, Inc., a North Carolina corporation (the “Company”), in connection with the sale of $300,000,000 aggregate principal amount of the Company’s Floating Rate Senior Notes due 20[19], $[        ] aggregate principal amount of the Company’s [        ]% Senior Notes due 20[27] and $[        ] aggregate principal amount of the Company’s [        ]% Senior Notes due 20[47] (collectively, the “Securities”) pursuant to an Underwriting Agreement dated December [    ], 2017 (the “Underwriting Agreement”) between the Company and Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters listed on Schedule I of the Underwriting Agreement (collectively, the “Underwriters”). Terms defined in the Underwriting Agreement are used herein as therein defined. This opinion is being rendered to you at the request of our client pursuant to Section 7(d) of the Underwriting Agreement. A copy of this opinion letter is also being provided to Cravath, Swaine & Moore LLP and Simpson Thacher & Bartlett LLP with the understanding that each of those firms may rely upon this opinion letter in providing its opinion to you pursuant to, respectively, Sections 7(c) and 7(e) of the Underwriting Agreement.

In such capacity, we have examined, among other things, (a) certified copies of the Restated Articles of Incorporation of the Company, as amended (the “Articles of Incorporation”), the Restated Bylaws of the Company (the “Bylaws”), and resolutions of the Finance Committee of the Board of Directors of the Company, resolutions of the Board of Directors of the Company, resolutions of the Chairman of the Board of Directors, President and Chief Executive Officer of the Company, and

Annex C-1

resolutions of the Chairman of the Finance Committee of the Board of Directors of the Company, (b) executed copies of the global certificates representing the Securities, (c) an executed copy of the Indenture dated as of May 22, 2017 (the “Base Indenture”) between the Company and Regions Bank, as Trustee (the “Trustee”), an executed copy of the First Supplemental Indenture dated as of May 22, 2017 between the Company and the Trustee (the “First Supplemental Indenture”), an executed copy of the Second Supplemental Indenture dated as of December [    ], 2017 between the Company and the Trustee (the “Second Supplemental Indenture”; the Base Indenture as supplemented by the First Supplemental Indenture and the Second Supplemental Indenture being referred to herein as the “Indenture”), (d) an executed copy of the Underwriting Agreement (the Underwriting Agreement together with the Base Indenture and the Second Supplemental Indenture, the “Transaction Documents”), (e) the Company’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission (Registration No. 333-217991) (the “Registration Statement”), (f) the prospectus, dated May 12, 2017 (the “Base Prospectus”) relating to the offering of securities of the Company, which forms a part of and is included in the Registration Statement, (g) the Preliminary Prospectus Supplement dated December [    ], 2017 with respect to the offering of the Securities (the “Preliminary Prospectus Supplement”) and the Pricing Term Sheet dated December [    ], 2017 with respect to the offering of the Securities (together with the Preliminary Prospectus Supplement, the “Pricing Disclosure Package”), (h) the Prospectus Supplement dated December [    ], 2017 with respect to the offering of the Securities (the “Final Prospectus Supplement”), and (i) such other documents, corporate records, certificates and instruments as in our judgment are necessary or appropriate to render the opinions expressed below. References to the “Base Prospectus,” “Preliminary Prospectus Supplement” and the “Final Prospectus Supplement” include the documents incorporated or deemed incorporated by reference therein. As to various factual matters, we have relied upon certificates of public officials, certificates and statements of officers of the Company, and such other documents and information as we have deemed necessary or appropriate to enable us to render the opinion expressed below, and we have not undertaken any other investigation to determine the existence or absence of any such facts.

In giving the opinions expressed herein, we have assumed:

(a) (i) the legal capacity of all natural persons executing agreements, instruments or documents, (ii) the genuineness of all signatures, (iii) the authenticity of all documents presented to us as originals, (iv) the conformity to the originals of all documents presented to us as copies, (v) the integrity and completeness of the records of the Company to the date hereof and (vi) the absence of fraud, duress, or mistake;

(b) that each of the Base Indenture and the Second Supplemental Indenture has been duly executed and delivered by the Trustee.

Upon the basis of such examination, and subject to the limitations and qualifications expressed herein, we are of the opinion that:

(1) The Company is a corporation duly incorporated and validly existing under the laws of the State of North Carolina, with corporate power and authority to own its properties and conduct its business as described in the Base Prospectus, the Pricing Disclosure Package and the Final Prospectus Supplement.

(2) The Company has the corporate power and authority to execute and deliver each of the Securities and the Transaction Documents and to perform its obligations thereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of each of the Securities and the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(3) Each of the Base Indenture and the Second Supplemental Indenture has been duly authorized, executed and delivered by the Company.

V-2

(4) The Securities have been duly authorized, executed and delivered by the Company and, when duly authenticated as provided in the Indenture and paid for as provided in the Underwriting Agreement, will be duly and validly issued and outstanding.

(5) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(6) The execution, delivery and performance by the Company of each of the Securities and the Transaction Documents, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) result in any violation of the provisions of the Articles of Incorporation or Bylaws or (ii) result in the violation of (x) any North Carolina law, statute, regulation or rule or (y) any North Carolina judgment, decree or order of which we are aware.

(7) No approval, authorization or consent of any North Carolina governmental authority or agency is required under any North Carolina statute, rule or regulation in connection with the authorization, execution, delivery or performance by the Company of each of the Securities or the Transaction Documents, the issuance or sale of the Securities or the consummation of the transactions contemplated by the Transaction Documents, except those which have already been obtained, if any.

The opinions set forth herein are limited to matters governed by the laws of the State of North Carolina and the federal laws of the United States, and no opinion is expressed herein as to the laws of any other jurisdiction. We express no opinion concerning any matter respecting or affected by any laws other than laws that a lawyer in North Carolina exercising customary professional diligence would reasonably recognize as being applicable to the Company, the execution, delivery and performance by the Company of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents.

This opinion is being provided solely to you and Cravath, Swaine & Moore LLP and Simpson Thacher & Bartlett LLP in connection with the Underwriting Agreement, may not be relied upon by you or Cravath, Swaine & Moore LLP or Simpson Thacher & Bartlett LLP for any other purpose and may not be relied upon by any other person for any purpose. This opinion letter is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. This letter speaks only as of the date hereof and is limited to current statutes, regulations and administrative and judicial interpretations. We undertake no responsibility to update or supplement this letter after the date hereof.

Very truly yours,

ROBINSON, BRADSHAW & HINSON, P.A.

cc:	Cravath, Swaine & Moore LLP

Simpson Thacher & Bartlett LLP

V-3